Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Kris Marubio
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-6709
	Investor-relations@levi.com		kmarubio@levi.com
LEVI STRAUSS & CO. ANNOUNCES THIRD-QUARTER 2013 FINANCIAL RESULTS
Net Revenues Increase Four Percent and Net Income more than Doubles
SAN FRANCISCO (October 4, 2013) – Levi Strauss & Co. (LS&Co.) announced financial results today for the third quarter ended August 25, 2013.
Highlights include:

	Three Months Ended		% Increase
($ millions)	August 25, 2013	August 26, 2012	As Reported
Net revenues	$1,141	$1,101	4%
Net income	$57	$28	101%

Net revenues increased four percent on a reported basis and three percent without the effect of currency, driven by strong performance from the Levi's® and Dockers® brands, particularly in the Americas with continued growth across both wholesale and retail channels. Third quarter net income increased to $57 million as compared to $28 million in the third quarter of 2012, primarily reflecting non-recurring charges the company incurred in the third quarter of 2012 related to strategic business choices made in that period relating to operations in our Asia Pacific region; and a $14 million tax benefit related to the settlement of U.S. Federal tax audits. These improvements were partially offset by higher Selling, general and administrative expenses in 2013.

“Our positive first-half momentum continued in the third quarter, with top- and bottom-line growth,” said Chip Bergh, president and chief executive officer of Levi Strauss & Co.   “In a challenging consumer and economic environment, we are laser-focused on what's within our control to drive sustained profitable growth: innovative products, compelling marketing, engaging retail experiences, talent and cost management.”

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LS&Co. Q3 2013 Results/Add One
October 4, 2013

Third-Quarter 2013 Highlights

▪
Gross profit in the third quarter increased to $573 million compared with $521 million for the same period in 2012. Gross margin for the third quarter was 50 percent of revenues compared with 47 percent of revenues in the same quarter of 2012. The gross margin improvement primarily reflected a currency benefit of $14 million and an unfavorable impact of approximately $25 million of customer support and inventory markdown taken in 2012 in conjunction with the decision to phase out the Denizen® brand in Asia Pacific.

▪
Selling, general and administrative expenses (SG&A) for the third quarter increased to $455 million from $434 million in the same period in 2012. The increase in SG&A was driven by higher incentive compensation expense, related to improved achievement against the company's internally-set objectives. Advertising expenses also increased reflecting new campaigns that were launched during the quarter. The increase was partially offset by a decline in distribution expense reflecting a $19 million impairment charge the company recorded in the third quarter of 2012 on its owned distribution center in Japan due to a decision to outsource to a third-party in that market.

▪	Operating income for the third quarter increased to $118 million compared with $87 million for the same period in 2012.

Reported regional net revenues and operating income for the quarter were as follows:

	Net Revenues			Operating Income
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	August 25, 2013	August 26, 2012		August 25, 2013	August 26, 2012
Americas	$710	$679	5%	$125	$137	(8)%
Europe	$275	$266	3%	$46	$48	(5)%
Asia Pacific	$156	$156	0%	$23	$(5)	580%

•
Net revenues increased 5 percent in the Americas primarily due to improved performance of the Levi's®, Dockers® and Signature brands at key customers in the wholesale channel, and of the Levi's® brand in the company's retail stores. Lower operating income primarily reflected higher SG&A.

•
Net revenues in Europe increased 3 percent on a reported basis, but decreased one percent without the effect of currency, as improved performance and expansion from the company-operated retail network was offset by a decline in sales to franchisees, most notably in Southern Europe. Operating income declined slightly reflecting higher SG&A.

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LS&Co. Q3 2013 Results/Add Two
October 4, 2013

•
Net revenues in Asia Pacific were flat on a reported basis. Excluding the impact of currency, a six percent increase in revenues reflected the company's decision in the third quarter of 2012 to phase out the Denizen® brand in Asia, which reduced revenues in that period. Sales of the Levi's® brand declined at retail and wholesale due to challenging conditions in most markets in the region. Higher operating income primarily reflected the Denizen® phase-out.

Cash Flow and Balance Sheet

At August 25, 2013, cash and cash equivalents of $382 million were complemented by $522 million available under the company's revolving credit facility, resulting in a total liquidity position of $904 million. Cash provided by operating activities of $274 million for the first nine months of 2013 were $142 million lower than the same period in 2012, reflecting the company's higher inventory levels and lower accounts receivable beginning balance.

Net debt – which the company defines as gross debt less cash and cash equivalents – was less than $1.2 billion at the end of the third quarter of 2013, compared to more than $1.3 billion at the end of 2012.

Investor Conference Call

The third-quarter 2013 investor conference call will be available through a live audio webcast today, October 4, 2013, at 1 p.m. Pacific/4 p.m. Eastern, at http://www.levistrauss.com/investors/earnings-webcast or dial-in to listen to the live call at: 800-954-1053 in the United States, or 1-212-231-2939 internationally. A replay is available on the website the same day and will be archived for one month. A telephone replay also is available through October 11, 2013, at 800-633-8284 in the United States or 1-402-977-9140 internationally; Reservation No. 21673675. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

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LS&Co. Q3 2013 Results/Add Three
October 4, 2013

Forward Looking Statement

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2012 and our Quarterly Reports on Form 10-Q for the quarters ended February 24, 2013, May 26, 2013, and August 25, 2013, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,800 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2012 net revenues were $4.6 billion. For more information, go to http://levistrauss.com.

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LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	August 25, 2013	November 25, 2012
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$382,328	$406,134
Trade receivables, net of allowance for doubtful accounts of $20,471 and $20,738	419,788	500,672
Inventories:
Raw materials	4,689	5,312
Work-in-process	6,583	9,558
Finished goods	613,359	503,990
Total inventories	624,631	518,860
Deferred tax assets, net	126,398	116,224
Other current assets	128,821	136,483
Total current assets	1,681,966	1,678,373
Property, plant and equipment, net of accumulated depreciation of $771,344 and $782,766	436,394	458,807
Goodwill	240,658	239,971
Other intangible assets, net	51,329	59,909
Non-current deferred tax assets, net	618,747	612,916
Other non-current assets	116,113	120,101
Total assets	$3,145,207	$3,170,077

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Short-term debt	$38,153	$59,759
Current maturities of capital leases	843	1,760
Accounts payable	249,643	225,726
Other accrued liabilities	186,700	263,575
Accrued salaries, wages and employee benefits	186,883	223,850
Accrued interest payable	32,886	5,471
Accrued income taxes	72,700	16,739
Total current liabilities	767,808	796,880
Long-term debt	1,501,912	1,669,452
Long-term capital leases	10,274	262
Postretirement medical benefits	134,825	140,958
Pension liability	465,737	492,396
Long-term employee related benefits	67,804	62,529
Long-term income tax liabilities	34,252	40,356
Other long-term liabilities	58,390	60,869
Total liabilities	3,041,002	3,263,702
Commitments and contingencies
Temporary equity	29,429	7,883

Stockholders’ Equity (Deficit):
Levi Strauss & Co. stockholders’ equity (deficit)
Common stock — $.01 par value; 270,000,000 shares authorized; 37,467,935 shares and 37,392,343 shares issued and outstanding	375	374
Additional paid-in capital	17,566	33,365
Retained earnings	460,765	273,975
Accumulated other comprehensive loss	(407,699)	(414,635)
Total Levi Strauss & Co. stockholders’ equity (deficit)	71,007	(106,921)
Noncontrolling interest	3,769	5,413
Total stockholders’ equity (deficit)	74,776	(101,508)
Total liabilities, temporary equity and stockholders’ equity (deficit)	$3,145,207	$3,170,077
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	August 25, 2013	August 26, 2012	August 25, 2013	August 26, 2012
	(Dollars in thousands) (Unaudited)
Net revenues	$1,141,284	$1,100,856	$3,386,860	$3,312,974
Cost of goods sold	568,448	580,108	1,673,435	1,762,746
Gross profit	572,836	520,748	1,713,425	1,550,228
Selling, general and administrative expenses	454,750	433,961	1,314,247	1,307,600
Operating income	118,086	86,787	399,178	242,628
Interest expense	(30,903)	(32,160)	(95,943)	(103,144)
Loss on early extinguishment of debt	—	—	(689)	(8,206)
Other income (expense), net	(10,661)	(5,747)	(5,425)	6,122
Income before income taxes	76,522	48,880	297,121	137,400
Income tax expense	20,077	23,802	85,592	49,782
Net income	56,445	25,078	211,529	87,618
Net loss attributable to noncontrolling interest	630	3,273	715	3,184
Net income attributable to Levi Strauss & Co.	$57,075	$28,351	$212,244	$90,802

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Nine Months Ended
	August 25, 2013	August 26, 2012	August 25, 2013	August 26, 2012
	(Dollars in thousands) (Unaudited)
Net income	$56,445	$25,078	$211,529	$87,618
Other comprehensive income, net of related income taxes:
Pension and postretirement benefits	3,718	474	10,826	1,091
Net investment hedge (losses) gains	(8,329)	(1,006)	(5,928)	14,839
Foreign currency translation gains (losses)	9,823	4,040	1,650	(13,604)
Unrealized (loss) gain on marketable securities	(171)	677	(541)	1,496
Total other comprehensive income	5,041	4,185	6,007	3,822
Comprehensive income	61,486	29,263	217,536	91,440
Comprehensive loss attributable to noncontrolling interest	(451)	(3,152)	(1,644)	(3,353)
Comprehensive income attributable to Levi Strauss & Co.	$61,937	$32,415	$219,180	$94,793

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	August 25, 2013	August 26, 2012
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$211,529	$87,618
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,600	91,577
Asset impairments	1,917	19,413
Gain on disposal of assets	(2,120)	(303)
Unrealized foreign exchange losses (gains)	323	(14,666)
Realized loss (gain) on settlement of forward foreign exchange contracts not designated for hedge accounting	2,547	(3,559)
Employee benefit plans’ amortization from accumulated other comprehensive loss	17,478	1,175
Employee benefit plans’ curtailment gain, net	(815)	(1,730)
Noncash loss (gain) on extinguishment of debt	689	(3,643)
Amortization of deferred debt issuance costs	3,232	3,268
Stock-based compensation	6,303	4,815
Allowance for doubtful accounts	2,394	5,243
Change in operating assets and liabilities:
Trade receivables	95,373	187,520
Inventories	(87,434)	16,919
Other current assets	6,989	28,056
Other non-current assets	873	(3,554)
Accounts payable and other accrued liabilities	(42,640)	83,469
Income tax liabilities	37,660	11,287
Accrued salaries, wages and employee benefits and long-term employee related benefits	(75,322)	(102,991)
Other long-term liabilities	8,845	5,437
Other, net	(605)	423
Net cash provided by operating activities	273,816	415,774
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(63,002)	(54,308)
Proceeds from sale of assets	2,168	519
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(2,547)	3,559
Net cash used for investing activities	(63,381)	(50,230)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	140,000	385,000
Repayments of long-term debt and capital leases	(326,198)	(407,651)
Proceeds from senior revolving credit facility	—	50,000
Repayments of senior revolving credit facility	—	(250,000)
Short-term borrowings, net	(13,815)	1,633
Debt issuance costs	(2,557)	(7,368)
Restricted cash	123	671
Repurchase of common stock	(365)	(479)
Excess tax benefits from stock-based compensation	165	—
Dividend to stockholders	(25,076)	(20,036)
Net cash used for financing activities	(227,723)	(248,230)
Effect of exchange rate changes on cash and cash equivalents	(6,518)	(7,088)
Net (decrease) increase in cash and cash equivalents	(23,806)	110,226
Beginning cash and cash equivalents	406,134	204,542
Ending cash and cash equivalents	$382,328	$314,768

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$61,209	$74,153
Income taxes	26,441	28,814
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.